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                                                                    EXHIBIT 99.F
Jones & Blouch L.L.P. Letterhead

                                 February 27, 1998

The Minnesota Mutual Life
 Insurance Company
400 Robert Street North
St. Paul, MN 55101

Ladies and Gentlemen:

     We hereby consent to the reference to this firm under the caption "Legal Matters" in the prospectus contained in Post-Effective Amendment No. 13 to the registration statement on Form S-6 of Minnesota Mutual Variable Life Account, File No. 33-3233, to be filed with the Securities and Exchange Commission.

                                            Very truly yours,



                                            /s/ Jones & Blouch L.L.P.